                            REVOLVING LINE OF CREDIT
                                 LOAN AGREEMENT


         THIS REVOLVING LINE OF CREDIT LOAN AGREEMENT (the "Agreement") is made and entered into as of the 30th day of September, 1998, by and between THE WMA CORPORATION, a Delaware corporation (hereinafter referred to as "Borrower"), and MONEY SERVICES, INC., a Delaware corporation (hereinafter referred to as "Lender").

                              W I T N E S S E T H:

         In consideration of the mutual covenants and agreements hereinafter set forth, Lender agrees to make and Borrower agrees to accept one or more loans in accordance with and subject to the terms and conditions hereinafter set forth.

                                   ARTICLE 1

                             TERMS AND DEFINITIONS

         In addition to the other terms hereinafter defined, the following terms shall, for purposes of this Agreement, have the meanings set forth in this Article 1.

1.1 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall have the meanings attributed to such terms under generally accepted accounting principles consistently applied.

1.2 ADDRESS. The executive offices of the Borrower are located at 11315 Johns Creek Parkway, Duluth, Georgia 30097.

1.3 AGREEMENT. This Revolving Line of Credit Loan Agreement, as amended or supplemented from time to time.

1.4 BANKRUPTCY CODE. The Bankruptcy Reform Act of 1978, as amended from time to time.

1.5 CREDIT DOCUMENTS. Collectively, this Agreement and the Note, together with any and all other documents and instruments now or hereafter evidencing, securing or otherwise relating to the Obligations.

1.6 EVENT OF DEFAULT. Any of the events or conditions described in Article 5 of this Agreement.

1.7      LOAN.  The Loan described in Article 2 of this Agreement.



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1.8      NOTE. The Revolving Line of Credit Promissory Note evidencing all or any portion of the Loan indebtedness of Borrower to Lender (hereinafter singularly and/or collectively referred to as the "Note"), together with all modifications, renewals and extensions thereof.

1.9 OBLIGATIONS. The indebtedness, liabilities and obligations of Borrower to Lender arising hereunder or under any of the other Credit Documents or as a result hereof or thereof, whether evidenced by the Note or otherwise, and any and all extensions or renewals thereof in whole or in part; any indebtedness, liability or obligation of Borrower to Lender under any later or future advances or loans by Lender to Borrower, and any and all extensions or renewals thereof in whole or in part; and any and all future or additional indebtednesses, liabilities or obligations of Borrower to Lender whatsoever, whether existing as of the date hereof or hereafter arising, whether arising under a loan, lease, line of credit, letter of credit or other type of financing, and whether direct, indirect, absolute or contingent, and whether evidenced by, arising out of, or relating to, a promissory note, check draft, bond, letter of credit, lease, guaranty agreement or otherwise.

1.10 PERSON. Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

1.11 REQUIREMENT. Any law, statute, ordinance, rule, or regulation, or judicial or administrative order, award, judgment or writ, injunction or decree, relating in any way to Borrower, its properties or assets, or its business, issued by the United States, the jurisdiction in which Borrower conducts business, or in which it leases, owns or operates properties or assets or any political subdivision thereof, or any agency, department, commission, board, bureau or instrumentality of any of them.



                                   ARTICLE 2

                                      LOAN

         Subject to the provisions of this Agreement, Lender is making the Loan to Borrower, upon the following terms:

2.1 LOAN. Borrower shall have the right from time to time to borrow amounts not to exceed at any one time in the aggregate, the sum of Ten Million and No/100 ($10,000,000.00) Dollars. Except for the advancement of Loan proceeds described in Section 2.2 hereof, all subsequent draw requests submitted by Borrower shall be in writing and shall be delivered to Lender no later than ten (10) days prior to the requested date of disbursement.



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2.2      PRESENT DISBURSEMENT. Lender has, as of the date hereof, advanced to
         Borrower the sum of Five Million and No/100 ($5,000,000.00) Dollars, which advancement is evidenced by and is part of the Note.

2.3 INTEREST AND REPAYMENT TERMS. The principal amount of the Loan shall be payable in accordance with, and interest on said principal amount shall accrue at the rate specified in and shall be payable in accordance with, the provisions of the Note.

2.4 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to make capital contributions to WMA Life Insurance Company Limited, a Bermuda corporation and a wholly-owned subsidiary of Borrower ("WMALIC"), who in turn shall use the same to fulfill its settlement obligations to Western Reserve Life Assurance Co. of Ohio, an Ohio corporation ("WRL") pursuant to that certain (i) Automatic Reinsurance Agreement No. 1 dated July 9, 1996, by and between WMALIC and WRL; (ii) Automatic Variable Annuity Reinsurance Agreement dated January 1, 1998 by and between WMALIC and WRL; and (iii) Automatic Variable Universal Life Reinsurance Agreement dated April 1, 1998 by and between WMALIC and WRL; the foregoing agreements being collectively referred to herein as the "Reinsurance Agreements".


                                   ARTICLE 3

         GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES OF BORROWER

         Borrower hereby represents, covenants and warrants to Lender as follows:

3.1 SOLVENCY. Borrower now has and will continue to maintain during the term of this Agreement capital sufficient to conduct the business transactions in which it is currently engaged or as contemplated hereunder to be engaged, and is and will continue to be during the term of this Agreement solvent and able to pay its debts as they mature, and Borrower now owns and will maintain during the term of this Agreement property whose fair saleable value is greater than the amount required to pay the indebtedness evidenced by the Note, or such amounts as are advanced therewith.

3.2 PENDING LITIGATION. There are no actions, suits or proceedings pending or threatened against or affecting Borrower, or involving the validity or enforceability of any of the Credit Documents or the priority of the lien thereof, at law or in equity, or before any governmental, or administrative agency.

3.3 VIOLATIONS OF REQUIREMENTS. Borrower is not in default with or in violation of any Requirement, and shall during the terms of this Agreement comply promptly with each and every Requirement and shall furnish Lender, on demand, independent evidence of such compliance.



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3.4      MISREPRESENTATIONS. Neither this Agreement nor any of the other Credit
         Documents, in each case as of its date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

3.5 BORROWER'S ACTS: Borrower has done no act or omitted to do any act which might prevent Lender from or limit Lender in, acting under any of the provisions hereof.


                                   ARTICLE 4

                   GENERAL AFFIRMATIVE COVENANTS OF BORROWER

         Borrower hereby covenants and agrees with Lender as follows:

4.1 PAYMENT OF NOTE. Borrower shall punctually pay the principal and interest on the Note and all of the other Obligations in accordance with the terms hereof and of the other Credit Documents.

4.2 CHANGE OF ADDRESS. If at any time hereafter, Borrower elects to move, Borrower shall, prior to such move, give Lender thirty (30) days prior written notice.

4.3 NOTICE OF DEFAULTS. Borrower shall promptly give notice in writing to Lender of (a) the occurrence of any Event of Default under this Agreement or any of the other Credit Documents or of any event of default under any material instrument or other agreement of Borrower,
         (b) any litigation, proceeding, investigation or dispute which may exist at any time between Borrower and any governmental or regulatory body which might substantially interfere with the normal business operations of Borrower, and (c) all litigation and proceedings brought against Borrower which, if adversely determined, would have a material adverse effect on Borrower's operations or financial condition.

4.4 FINANCIAL STATEMENTS OF BORROWER. All financial statements of Borrower, copies of which have heretofore been furnished to Lender, or which shall hereinafter be furnished by Borrower to Lender, are and shall be complete and are and shall fairly and accurately represent the financial condition of Borrower, as of the dates and for the periods referred to therein, and have been or shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved.

4.5 AMENDMENT OF REINSURANCE AGREEMENTS. In the event that Borrower fails to pay the Note in accordance with the terms therein, Borrower acknowledges and agrees that WRL shall have the right to amend, and the Borrower shall consent to such amendment, the Reinsurance Agreements to i) cause a recapture of business previously ceded to WRL, the value of which is to be determined using pricing assumptions previously disclosed by WRL to WMALIC, Limited, sufficient to repay the Note, and ii) reduce the quota share percentages of the Reinsurance Agreements with regard to new business in a manner reasonably designed to eliminate the need for additional surplus or cash needs; provided, however, that the Reinsurance Agreements themselves shall continue in full force and effect otherwise. At such time that WMALIC is able to demonstrate to WRL that it has adequate additional surplus and cash, the parties shall agree to amend the quota share percentages to the amounts the parties had originally agreed.

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                                   ARTICLE 5

5                              EVENTS OF DEFAULT

                  The occurrence of any events or conditions described in Sections 5.1 through 5. shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

5.1 NOTE. Borrower shall fail to make payment of principal of or interest on, the Note, when the same shall become due and payable, whether by default, maturity or otherwise.

5.2 OBLIGATIONS. Borrower shall fail to make any payments of principal of or interest on any of the Obligations, when the same shall become due and payable, whether by default, maturity or otherwise.

5.3 MISREPRESENTATIONS. Any representation, warranty or statement made by Borrower herein or in the Note is or proves to have been incorrect, untrue or misleading in any material respect when made, or becomes incorrect, untrue or misleading in any material respect at any time any amount remains unpaid on account of any of the Obligations.

5.4 COVENANTS. Borrower fails to keep, observe, perform, carry out or execute in every particular its respective covenants, agreements, obligations or conditions contained in this Agreement or in the Note.

5.5 VOLUNTARY BANKRUPTCY. Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement or readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal or foreign, now or hereafter existing; Borrower shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower for all or a substantial part of its property; Borrower shall make an assignment for the benefit of its creditors; Borrower shall be unable or shall fail to pay its debts generally as such debts become due; Borrower shall commit any act which would provide grounds for the entry of an order for relief under any chapter of the Bankruptcy Code.

5.6 INVOLUNTARY BANKRUPTCY. There shall have been filed against Borrower an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal or foreign, now or hereafter existing; Borrower shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower for all or a substantial part of its property; Borrower shall suffer or permit the issuance of a warrant of attachment or garnishment, execution or similar process



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         against all or any substantial part of the property of Borrower; or
         Borrower shall commit any act which would provide grounds for the entry of an order for relief under any chapter of the Bankruptcy Code.

5.7 JUDGEMENTS. If a judgement for the payment of money in excess of $50,000 shall have been rendered by any court of competent jurisdiction against Borrower and the same shall not have been discharged or varied or execution thereunder stayed, whether pursuant to appeal or otherwise, within ninety (90) days of the entry thereof, or if any order, ruling or direction of any competent authority is issued with respect to Borrower which materially adversely affects Borrower or which requires a substantial or material adverse change in the business or affairs of Borrower or any material disposition of assets of Borrower.

5.8 TAX LIENS. If any federal tax lien is filed of record against Borrower and is not bonded or discharged within ninety (90) days.

5.9 DEEMED INSECURE. Lender, at any time and in good faith, shall deem itself insecure (and for purposes of this Agreement, Lender shall be entitled to deem itself insecure when some event occurs, fails to occur, or is threatened or some objective condition exists or is threatened which materially impairs the prospects that any of the Obligations will not be paid when due, or which materially affects the financial or business condition or results of operations of the Borrower).

5.10 EVIDENCE OF NO DEFAULT. Lender shall reasonably suspect the occurrence of one or more of the aforesaid Events of Default and Borrower, upon request of Lender, shall fail to promptly provide evidence reasonably satisfactory to Lender that any such Event of Default has not in fact occurred.

5.11 NOTICE AND CURE. Notwithstanding anything herein contained to the contrary, Borrower shall have five (5) business days following receipt of written notice thereof from Lender arising out of the non-payment of money within which to cure such monetary Event of Default. In the event of a Event of Default arising under Sections 5.4, 5.7, 5.8 and
         5.9 hereof, Borrower shall have thirty (30) business days following receipt of written notice thereof from Lender within which to cure such Event(s) of Default, provided, however, that if an Event of Default occurs which may not reasonably be cured within said thirty
         (30) business days after notice thereof, the occurrence of such Event of Default will not constitute an Event of Default hereunder so long as efforts are commenced within said thirty (30) business day period to cure such Event of Default and thereafter diligently pursued until cure is accomplished, provided, however, in no event shall (i) such cure period extend beyond ninety (90) days from the date on which Borrower receives written notice from Lender of such Event of Default; and (ii) said extended cure period shall apply only if there exists a reasonable likelihood that such Event of Default can be cured within said ninety (90) day period. The notice and cure rights herein granted shall not apply to defaults arising under Sections 5.5 and 5.6 hereof.



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                                   ARTICLE 6

                                    REMEDIES


         Upon the occurrence of any one or more Events of Default, Lender's obligation to extend any financing under this Agreement shall immediately cease; provided, however, that if such Event of Default is cured within any applicable notice and cure period, then such obligation shall be reinstated as of the date of such Event of Default is cured or written waiver thereof is executed by Lender. Upon the occurrence or existence of any Event of Default, which is not cured within the applicable notice and cure period, if any, set forth herein, or at any time thereafter, at its option and in addition to and not in lieu of any remedies provided for in the Credit documents, or any other statute or rule of law or equity, all of which may be exercised successively or concurrently, Lender shall be entitled to exercise any and all remedies available to it at law or in equity.


                                   ARTICLE 7

                              GENERAL OBLIGATIONS

         The following conditions shall be applicable throughout the term of this Agreement, to this Agreement and to the other Credit Documents:

7.1 RIGHTS OF THIRD PARTIES. All conditions of the obligations of Lender hereunder and under any of the other Credit Documents, including the obligation to make advances, are imposed solely and exclusively for the benefit of Borrower and its successors and assigns and no other person or entity shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances by deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so. Borrower shall and does indemnify Lender from and against any liabilities, claims or losses resulting from the disbursement of the proceeds of the Loan. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liabilities, claims or losses exists.

7.2 EVIDENCE OF SATISFACTION OF CONDITIONS. Any condition of this Agreement or any of the other Credit Documents which requires the submission of evidence of the existence or non-existence of a specified fact or facts implied as a condition the existence or non-existence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.



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7.3      NO AGENCY. Lender is not the agent or representative of Borrower, and
         Borrower is not the agent or representative of Lender, and nothing in this Agreement or any of the other Credit Documents shall be construed to make Lender liable to anyone for goods delivered to or labor or services performed upon any property of Borrower or for debts or claims accruing against Borrower.

7.4 NO PARTNERSHIP OR JOINT VENTURE OR CONTROL RELATIONSHIP. Neither this Agreement nor any of the other Credit Documents shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with, or providing Lender with any rights to control the business or conduct of Borrower (or any entities related to or affiliated with Borrower) or to influence decisions relating the Borrower's business operations or the business operations of any entities related to or affiliated with Borrower, or creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and Borrower.

7.5 NO ASSIGNMENT BY BORROWER. This Agreement and the other Credit Documents may not be assigned by Borrower without the written consent of Lender. If Lender approves any such assignment by Borrower, Lender shall be entitled to make advances to such assignee and such advances shall be evidenced by the Note and secured by the Credit Documents. Borrower shall remain liable for payment of all sums advanced hereunder before and after such assignment.

7.6 ASSIGNMENT BY LENDER. The Note, this Agreement, and any and all of the other Credit Documents may be endorsed, assigned, and transferred in whole or in part by Lender, and any such holder and assignee of same shall succeed to and be possessed of the rights of Lender under all of the same to the extent transferred and assigned.

7.7 ENTIRE AGREEMENT. This Agreement contains the entire terms of the agreement between Borrower and Lender covering the disbursement of the Loan and the use of the Loan by Borrower.

7.8 NOTICES. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement or any of the other Credit Documents shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States Post Office, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which any response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at such address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also



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         constitute receipt. Any such notice, election, demand, request or response, if given to Lender shall be addressed as follows:

                              Money Services, Inc.
                           4333 Edgewood Road, N. E.
                            Cedar Rapids, Iowa 52499
                           Attention: Patrick DePalma


         and, if given to Borrower, shall be addressed as follows:

                              The WMA Corporation
                           11315 Johns Creek Parkway
                             Duluth, Georgia 30097
                        Attention: Thomas W. Montgomery



7.9 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Agreement or in any other Credit Document any party is named or referred to, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement or in any other Credit Document by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, executors, legal representatives, successors, successors-in-title and assigns whether so expressed or not; provided, however, that nothing contained in this Agreement or in any other Credit Document shall or shall be deemed to limit or act in derogation of any restriction on transfer or assignment impressed upon Borrower in any of the Credit Documents.

7.10 HEADINGS. The headings of the articles, paragraphs and subparagraphs of this Agreement and the other Credit Documents are for the convenience of reference only, are not to be considered a part hereof or thereof and shall not limit or otherwise affect any of the terms hereof or thereof.

7.11 INVALID PROVISION TO AFFECT NO OTHERS. In fulfillment of any provision hereof or in any of the Credit Documents or any transaction related thereto at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein or therein contained operates or would prospectively operate to invalidate this Agreement or any of the other Credit Documents, in whole or in part, then such clause or provision only shall be held for naught,



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         as though not herein or therein contained, and the remainder of this
         Agreement or such other Credit Document shall remain operative and in full force and effect.

7.12 NUMBER AND GENDER. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein or in any other Credit Document, it shall equally include the other.

7.13 AMENDMENTS. Neither this Agreement nor any of the other Credit Documents, nor any provisions hereof or thereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver discharge or termination is sought.

7.14 GOVERNING LAW. This Agreement and the other Credit Documents shall be governed by and construed in accordance with the laws of the State of Iowa, except to the extent otherwise specified in any of the other Credit Documents in which event the specification of governing law in such other Credit Documents shall control.

7.15 NO WAIVER. No delay or failure on the part of any party hereto or to any of the other Credit Documents of the exercise of any right or remedy hereunder or thereunder shall operate as a waiver thereof, and no single or partial exercise of any right or remedy hereunder or thereunder shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any party contrary to the provisions of this Agreement or of any other Credit Document shall be construed to constitute a waiver of any of the express provisions hereof or thereof. Specifically, but without limiting the foregoing provisions of this paragraph, Lender may waive any Event of Default, and, in such event, such Event of Default shall be deemed non-existent ab initio and shall have no effect upon this Agreement; provided, however, that no such waiver shall be effective whatsoever unless the same is in writing, specifically describes each or Event of Default waived and is duly executed by an officer of Lender.

7.16 NO WAIVER OF CONDITIONS TO ADVANCES. No advance of proceeds hereunder shall constitute a waiver of any of the conditions to any obligation of Lender to make further advancer nor, in the event Borrower is unable to satisfy any such condition, shall any such advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default.

7.17 MAXIMUM INTEREST RATE. Anything in the Note, this Agreement or any of the other Credit Documents to the contrary notwithstanding, it is understood and agreed by the parties that, if by reason of acceleration or otherwise, interest paid or contracted to be paid by Borrower on the loan shall exceed the maximum amount permitted by applicable law, the excess shall be credited on interest accrued or principal, or both, so that such interest shall not exceed the maximum amount permitted by such law, provided that this paragraph shall not have any



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         effect if there is no applicable law regulating the amount of interest which can be paid on the Loan or if no usury defense is available to Borrower.

7.18 LENDER'S LIABILITY. No action shall be commenced by Borrower for any claim against Lender under the terms of this Agreement or any of the other Credit Documents unless notice thereof, specifically setting forth the claim of Borrower, shall have been given to Lender within fifteen (15) days after the occurrence of the event or omission which Borrower alleges gave rise to such claim, and failure to give such notice shall constitute a waiver of any such claim. The liability of Lender to Borrower for any breach of the terms of this Agreement or any of the other Credit Documents by Lender shall not exceed a sum equal to the amount which Lender shall have failed to advance in consequence of a breach by Lender of its obligations under this Agreement or any of the other Credit Documents, together with interest thereon at the rate payable by Borrower for advances which Borrower is to receive hereunder on the Loan, computed from the date when the advance should have been made by Lender to the date when the advance is, in fact, made by Lender, and, upon the making of any such payment by Lender to Borrower, the same shall be treated as an advance under the Lender, in the same fashion as any other advance on the Loan under the terms of this Agreement.

7.19 SUMS HELD BY LENDER. Lender shall not, except to the extent required by law or otherwise provided in any Credit Document, have any obligation to pay interest on any sums from time to time deposited by Borrower with Lender, or otherwise collected by Lender, pursuant to this Agreement or any of the other Credit Documents.

7.20 CONFLICT WITH CREDIT DOCUMENTS. Except as otherwise specifically set forth herein or in the other Credit Documents, in the event of any conflict between the provisions hereof and any of the other Credit Documents, the provisions hereof shall govern but, in the absence of conflict, nothing herein shall restrict the rights or remedies of Lender under any of the other Credit Documents.

7.21 CONSTRUCTION OF AGREEMENT. No provision of this Agreement or of any other Credit Document shall be construed against or interpreted to the disadvantage of any party hereto or thereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

7.22 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made under the Note or any other Credit Document shall be stated to be due on a Saturday, Sunday, or a public holiday under the laws of the State of Iowa, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest under the Note or such other Credit Document.



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         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal as of the date first above written.


                                   LENDER:

                                   MONEY SERVICES, INC.
                                   AN DELAWARE CORPORATION

                                   BY: /s/ PATRICK DEPALMA
                                      ---------------------------------
                                   NAME: Patrick DePalma
                                   TITLE: President


(CORPORATE SEAL)


                                   BORROWER:

                                   THE WMA CORPORATION
                                   A GEORGIA CORPORATION

                                   BY: /s/ THOMAS W. MONTGOMERY
                                      ---------------------------------
                                   NAME: Thomas W. Montgomery
                                   TITLE: Executive Vice-President

                                            (CORPORATE SEAL)



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